Exhibit 10.1

DIGITAL ASSET PURCHASE AND SALE AGREEMENT

THIS DIGITAL ASSET PURCHASE AND SALE AGREEMENT, dated March 30, 2026 (the “Effective Date”), is made by and among Linkage Global Inc, an exempt company incorporated under the laws of the Cayman Islands (the “Company”, or the “Purchaser”), UZX DAO Foundation, an exempt entity incorporated under the laws of the Cayman Islands (the “Foundation”), and each of the sellers identified on the signature pages thereto (each, including its successors and assigns, a “Seller” and collectively, the “Sellers”). Company, Foundation and Sellers shall be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Sellers are individuals and entities owning and holding units of UZX Token (the “Tokens”).

WHEREAS, the Purchaser is a company with its Class A ordinary shares (the “Shares”) listed on Nasdaq Capital Market under the symbol “LGCB”.

WHEREAS, the Foundation’s mission is to support, facilitate, and promote the development, adoption, and sustainability of the UZX ecosystem and the UZX DAO; UZX Tokens are cryptographic tokens deployed on the Polygon network and are designed to enable governance participation, coordination, and other ecosystem-related functions within the UZX DAO; and the Foundation may support ecosystem development, community initiatives, and related activities, but does not own, control, or operate the UZX DAO, and does not exercise centralized control over the UZX ecosystem or the UZX Tokens.

WHEREAS, the Company desires to acquire all rights, titles and interests in and to an aggregate of 30,000,000 units of the Token from the Sellers, and the Sellers desire to sell to the Company such number of units of the Token.

WHEREAS, the Foundation is collectively designated by the Sellers to make certain business decisions as described herein;

NOW, THEREFORE, in consideration of the foregoing, representations, warranties, covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF TOKENS

1.1 Purchase and Sale of the Tokens. Subject to the terms and conditions herein stated, subject to delivery of the Purchase Price to the Sellers, the Sellers agrees to sell, assign, transfer and deliver to the Company on the Closing Date, and the Company agrees to purchase on the Closing Date, free and clear of all encumbrances, charges, liens, or mortgages whatsoever, an aggregate of 30,000,000 units of UZX tokens (the “Sale Tokens”). Each Seller will assign, transfer and deliver the number of Sale Tokens set forth on its own signature page to the Foundation, and the Foundation will assign, transfer and deliver the Company such aggregate of 30,000,000 units of Sale Tokens.

1.2 Purchase Price. The Company and the Sellers agree that the full purchase price for the Sale Tokens shall be paid by the Company by issuing to each of the Sellers the number of Shares (the “Consideration Shares”) set forth on the Seller’s signature page (the “Purchase Price”). The exchange ratio is one (1) Share for each one (1) Sale Token, which ratio was determined by reference to the average closing prices of the Shares and the Tokens for the ten (10) trading days immediately preceding the Effective Date. No fractional Shares will be issued. The parties agree that on the Closing Date and subject to the terms and conditions set forth herein, the Consideration Shares shall be delivered to the Sellers and the Sale Tokens shall be delivered to the Company as described in Article VII.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Each Seller hereby represents and warrants to the Company as of the date of this Agreement unless specified herein:

a.	The Seller is the sole legal and beneficial owner of the Tokens set on such Seller’s signature page, with good and marketable title thereto, free and clear of all Liens other than those arising under applicable securities laws and protocol-level restrictions.

b.	Each Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

c.	The signing of and the execution of the transaction contemplated by this Agreement by each of the Sellers shall not constitute the breach of any agreements with any other person, company or entity, or trigger any right or entitlement in any person, company or entity to make any claim or exercise any right or impose any obligation on such Seller or the Company;

d.	The Sale Tokens will be sold to the Company free of all mortgages and charges or other encumbrances whatsoever and to the extent which mortgages, charges or encumbrances exist then that Seller shall do all things in order to obtain a full and complete discharge and release of that mortgage, charge or other encumbrance and provide the same to the Company simultaneously with the execution of this Agreement.

e.	The Sale Tokens were validly issued pursuant to the applicable protocol or smart contract and have not been minted, cloned or otherwise created in violation of the protocol’s rules.

f.	the Seller has not issued the Sale Tokens to any party or has not granted any option to any person to take up or acquire the Sale Tokens or any part thereof other than to the Company.

g.	No Seller is a Sanctioned Person, is organized or resident in a Sanctioned Country, or is otherwise subject to OFAC, EU, UK or other applicable sanctions prohibitions, and no part of the Tokens has been derived from, or is the proceeds of, any criminal activity.

h.	Each Seller is an “accredited investor” as defined in Rule 501 under the Securities Act and is acquiring the Consideration Shares for investment and not with a view to distribution in violation of the Securities Act, as defined below.

i.	Such Seller is not, to such Seller’s knowledge, acquiring the Consideration Shares as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Seller, any other general solicitation or general advertisement.

j.	Such Seller acknowledges that it has had the opportunity to review this Agreement and all the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, as defined below, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date of this Agreement and, has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

k.	Such Purchaser is acquiring the Consideration Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Consideration Shares.

l.	Each Seller has complied in all material respects with applicable know-your-customer and anti-money laundering laws in connection with acquiring and holding the Tokens and is not transferring the Tokens with the intent to hinder, delay or defraud creditors.

m.	To the best knowledge of each Seller, as of the Effective Date, there is no fact or circumstance which if disclosed in writing to the Company would cause the Company not to enter into this Agreement or to enter into this Agreement on terms different to the current terms and less favorable to the Sellers.

2.2 The Foundation hereby represents and warrants to the Company as of the date of this Agreement unless specified herein:

a.	The Foundation is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to execute, deliver and perform this Agreement.

b.	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Foundation.

c.	The signing of and the execution of the transaction contemplated by this Agreement by the Foundation shall not constitute the breach of any agreements with any other person, company or entity, or trigger any right or entitlement in any person, company or entity to make any claim or exercise any right or impose any obligation on the Foundation.

d.	The Foundation is not a Sanctioned Person, is not organized or resident in a Sanctioned Country, and is not otherwise subject to OFAC, EU, UK or other applicable sanctions prohibitions, and no part of the Tokens issued by the Foundation has been derived from, or is the proceeds of, any criminal activity.

e.	The UZX Tokens were validly issued by the Foundation in accordance with applicable law, the UZX blockchain protocol’s technical specifications, and all applicable governance procedures, and the UZX blockchain protocol is functioning in all material respects as designed.

f.	Except as has been disclosed in writing to the Company prior to the Effective Date, the Foundation has not issued, and has no current plans to issue, additional UZX Tokens or other digital assets that would materially dilute the value of the Sale Tokens or otherwise materially adversely affect the rights of holders of UZX Tokens.

g.	The Foundation has disclosed to the Company in writing prior to the Effective Date the total token supply, circulating supply, vesting schedules, and any planned or contemplated token burns, mints, or other distributions relating to UZX Tokens.

h.	To the Foundation’s knowledge, no UZX Tokens have been classified as securities by any governmental or regulatory authority in any jurisdiction, and there is no pending investigation, inquiry, or proceeding by any such authority relating to such classification.

i.	There are no planned material changes to the UZX blockchain protocol that would reasonably be expected to adversely affect staking rewards, the functionality of the Tokens, or the value of the Sale Tokens.

j.	There is no fact or circumstance known to the Foundation which, if disclosed in writing to the Company, would cause the Company not to enter into this Agreement or to enter into this Agreement on terms different from the current terms and less favorable to the Company.

k.	Any relationships, arrangements, or understandings between the Foundation and any Seller, or any officer, director, or affiliate of any Seller, have been disclosed in writing to the Company prior to the Effective Date.

2.3 the Company hereby represents and warrants to the Sellers and the Foundation as of the date of this Agreement unless specified herein:

a.	The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to execute, deliver and perform this Agreement.

b.	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company.

c.	The signing of and the execution of the transaction contemplated by this Agreement by the Company shall not constitute the breach of any agreements with any other person, company or entity, or trigger any right or entitlement in any person, company or entity to make any claim or exercise any right or impose any obligation on the Company.

d.	The Share Consideration, when issued and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

e.	Company is aware of and agrees that: (i) there are risks associated with purchasing, holding, and using a digital assets such as the Sale Tokens; (ii) there are restrictions on the transferability of the Sale Tokens and Company must bear the economic risk of its purchase of the Sale Tokens for a certain period of time; and (iii) Company understands that risks and uncertainties associated with its purchase of the Sale Tokens, and that all of these risks could have a material adverse impact on the value of the Sale Tokens, and these risks should be considered in evaluating any purchase of the Sale Tokens.

f.	Company acknowledges that it has had the opportunity to review this Agreement and, has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Sellers concerning the Tokens; (ii) access to information about the Sellers or the Tokens; and (iii) the opportunity to obtain such additional information that the Sellers possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE III

LOCK UP

3.1 Sale Tokens Lock Up. Except as contemplated in this Agreement, the Company hereby covenants and agrees that during the period commencing on and including the date hereof and ending twelve (12) months following the date of this Agreement (the “Sale Token Lock-Up Period”), the Company will not, without the prior written consent of the Sellers, directly or indirectly offer, sell (including without limitation, any short sale) assign, transfer, pledge, or otherwise dispose of, any Sale Tokens.

3.2 Consideration Shares Lock Up. Except as contemplated in this Agreement, the Sellers hereby covenants and agrees that during the period commencing on and including the date hereof and ending twelve (12) months following the date of this Agreement (the “Consideration Share Lock-Up Period”), the Seller will not, without the prior written consent of the Purchaser, directly or indirectly offer, sell (including without limitation, any short sale) assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Rules, or otherwise dispose of, or announce the offering of, or request the Company to file a registration statement under Securities Act in respect of, any Consideration Shares.

3.3 Permitted Transfers. Notwithstanding the foregoing, transfers (x) to Affiliates, (y) for bona fide estate planning purposes (including to a trust for the benefit of the transferor or a member of the transferor’s immediate family), or (z) by will or intestacy, shall be permitted; provided that, in each case, the transferee executes and delivers to the Company a joinder agreeing to be bound by this Article III.

3.4 Extension. Fifteen (15) days prior to the expiration of the Sale Token Lock-Up Period and the Consideration Share Lock-Up Period, the Foundation, on the premise of safeguarding the best interest of all Sellers, shall represent all Sellers, and shall confer in good faith with the Company, to determine whether to extend such lock-up period for an additional twelve (12) months. Unless it is agreed by both the Foundation and the Company that both the Sale Tokens Lock-Up Period and the Consideration Share Lock-Up Period will end and that the Lock-Up restrictions on both the Consideration Share and the Sale Token (plus any Interest Token, as defined below, if applicable) be removed, both the Sale Tokens Lock-Up Period and the Consideration Share Lock-Up Period will be extended for another 12-month period and it is mandatory for the Foundation and the Company to execute an addendum evidencing such extension. The same confer-and-extend practice shall apply fifteen (15) days prior to the expiration of any subsequent lock-up period, and shall repeat until both the Foundation and the Company agree to remove the lock-up restrictions on both the Consideration Share and the Sale Token (plus any Interest Token, if applicable).

3.5 Legends. The Company may place the following legend (or a substantially similar legend) on any book-entry notation for the Consideration Shares: “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT,” which legend shall be removed upon expiration or earlier release of the applicable Lock-Up in accordance with this Agreement.

ARTICLE IV

ISSUANCE OF THE CONSIDERATION SHARES BY THE PURCHASER

4.1 The purchaser price for the sale of the Sale Tokens by the Sellers to the Company shall be the allotment by the Company of the Consideration Shares to each of the Sellers at the Closing Date, as set forth on the signature page of such Seller. The Consideration Shares shall be deemed fully paid shares of common stock shares if issued pursuant to this Agreement.

4.2 The issuance of the Consideration Shares will be as restricted shares in reliance upon an applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.3 The Consideration Shares will bear customary Securities Act legends and be subject to customary transfer restrictions until removal is permitted under Rule 144 or otherwise under the Securities Act, in addition to the lock-up restrictions contemplated by Article II. The legends will be in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.4 The Consideration Shares shall be issued in the form of book-entry to the Sellers free of all encumbrances, charges, liens, or mortgages, so that the Sellers shall become the lawful owner of those Consideration Shares and have all rights and entitlements attached to those Consideration Shares as are set forth in the Amended and Restated Memorandum and Articles of Association of the Company.

4.5 Upon receipt by the Company’s transfer agent of (i) customary representations reasonably requested by the Company and (ii) an opinion of counsel reasonably acceptable to the Company that the legend may be removed in compliance with Rule 144 or another available exemption, the Company shall cause the transfer agent to remove such legend within five (5) Business Days.

ARTICLE V

STAKING

5.1 Effective upon the Closing, Company shall cause all of the Sale Tokens to be staked for a period of twelve (12) months following the Closing Date (the “First Staking Period”) in accordance with the then-current staking protocol applicable to the Tokens and in a commercially reasonable manner consistent with prudent treasury management and protocol requirements. Staking shall be conducted either directly from Company-controlled wallets or through a reputable staking services provider reasonably acceptable to Sellers and customarily engaged for such services, which shall not obtain ownership of or any right to rehypothecate, encumber, or otherwise use the Tokens other than to perform staking under Company’s written instructions. The Company will implement validator diversification and commercially reasonable slashing-mitigation practices. The staked Tokens shall accrue rewards at an annualized rate of five percent (5%) for the First Staking Period (the reward to be issued to the Company shall be referred herein as the “Interest Token”), as measured by the applicable protocol’s reward schedule and subject to customary compounding or distribution mechanics of such protocol. The Interest Token shall be issued or provided by the Foundation and such obligation shall be expressed in the staking protocol, be unconditional and enforceable against the Foundation.

5.2 If the Sale Token Lock-Up Period and the Consideration Share Lock-Up Period shall be extended in accordance with Article II of this Agreement, the Company shall cause all the Sale Tokens and Interest Tokens, if any, to be staked for additional periods, as applicable, of twelve (12) months for each period (the “Additional Staking Periods”). The annualized rate for each of these Additional Staking Periods of twelve (12) months shall be six and twenty-five hundredths’ percent (6.25%), as measured by the applicable protocol’s reward schedule and subject to customary compounding or distribution mechanics of such protocol. The Interest Token for the Additional Staking Periods shall be issued or provided by the Foundation and such obligation shall be expressed in the staking protocol.

5.3 All Interest Tokens issued pursuant to the agreed annualized accrued rewards rate shall automatically enter the same Lock-Up Period, together with the Sale Tokens, if it is determined by the Foundation and the Company that such Lock-Up Period shall be extended.

5.4 if the Sale Token Lock-Up Period and the Consideration Share Lock-Up Period are not extended or are being removed in accordance with Article III of this Agreement, then the Company shall be no longer obligated to commence or maintain any additional staking.

5.5 The Foundation shall maintain, support, and continue to develop the UZX blockchain protocol consistent with industry standards during any Lock-Up Period, and shall ensure that the staking protocol remains operational and capable of providing the contemplated staking rewards during any such period.

5.6 The Foundation shall not unilaterally modify the staking protocol or token economics in any manner that would reduce the staking rewards payable to the Company or otherwise materially adversely affect the Company’s rights under this Agreement without the prior written consent of the Company.

5.7 Company shall keep the Sale Tokens and staking rewards in enterprise-grade custody, whether self-custodied or with a reputable, duly licensed custodian where required, and shall not lend, pledge or otherwise encumber the Sale Tokens in a manner that would prevent compliance with this Article or any active lock-up period, except with the prior written consent of Sellers holding a majority of the Share Consideration then subject to Consideration Share Lock-Up. Any third-party custodian shall maintain SOC-2 (or equivalent) controls and shall have no right to rehypothecate or otherwise encumber the Tokens.

ARTICLE VI

Additional Covenants

6.1 The Foundation shall exercise any discretion granted to it under this Agreement (including with respect to lock-up extensions under Section 3.4) in good faith and in a commercially reasonable manner and shall not act arbitrarily or capriciously in the exercise of such discretion. Without limiting the foregoing, the Foundation shall not unreasonably withhold, condition, or delay its consent or agreement with respect to any matter requiring the Foundation’s approval under this Agreement.

6.2 The Foundation shall promptly notify the Company in writing of any material adverse change to the UZX blockchain protocol, any regulatory inquiry or proceeding relating to the classification of the Tokens as securities, or any other event that would reasonably be expected to have a material adverse effect on the value or functionality of the Sale Tokens or the Interest Tokens.

6.3 Foundation Indemnification. The Foundation shall indemnify, defend, and hold harmless the Company and its officers, directors, employees, agents, successors, and assigns from and against any and all losses, damages, liabilities, claims, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to: (i) any breach of any representation or warranty made by the Foundation in this Agreement; (ii) any breach of any covenant or obligation of the Foundation under this Agreement, including without limitation any failure to issue Interest Tokens as required by this Article V; or (iii) any violation of applicable law by the Foundation in connection with the issuance of UZX Tokens or the performance of its obligations under this Agreement.

ARTICLE VII

CLOSING

7.1 Unless the parties agree otherwise in writing and subject to the conditions stated in this Agreement, the Closing shall occur on or before [ ], 2026, at [ ] A/P.M. Eastern Standard Time (the “Closing Date”). On Closing Date, all of the transactions contemplated by this Agreement shall be carried out to the fullest extent possible and all parties shall do all things and sign all documents as may be necessary to facilitate the carrying out of those transactions.

7.2 On Closing, the Sellers shall:

a.	Execute the token transfer of the Sale Tokens in proper form, including proof of transfer into Company’s cryptocurrency wallet designated by the Company; and

b.	Execute an application for allotment of the Consideration Shares to be allotted to him, her or it.

7.3 On Closing, the Purchaser shall:

a.	Provide the address of the cryptocurrency wallet into which the Sale Tokens will be deposited; and

b.	Allot the Consideration Shares to the Sellers and authorize the transfer agent of the Company to issue book entry confirmation to the Sellers in respect of the Consideration Shares allotted to them.

7.4 Conditions to Closing. The obligations of each Party to consummate the Closing are subject to the satisfaction (or written waiver by the applicable Party) of the following conditions:

a.	The accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) when made and on the Closing Date of the representations and warranties of the Parties contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date.

b.	All obligations, covenants and agreements of the Parties required to be performed at or prior to the Closing Date shall have been performed.

c.	No law, order or injunction shall be in effect that prohibits or restrains the consummation of the transactions contemplated by this Agreement.

d.	All required approvals, if any, of Nasdaq (or the principal market on which the Shares are then listed or quoted) with respect to the issuance of the Consideration Shares shall have been obtained.

e.	Since the Effective Date, there shall not have occurred a material adverse effect with respect to the Tokens or the protocol governing the Tokens that would reasonably be expected to have a material adverse effect on staking as contemplated in Article V.

ARTICLE VIII

MISCELLANEOUS

8.1 Tax Matters. Each Party has consulted with its own tax advisors regarding the tax consequences of the transactions contemplated by this Agreement. No Party makes any representation or warranty to any other Party with respect to the tax treatment of the transactions, and each Seller acknowledges that the exchange of Tokens for the Share Consideration may be a taxable transaction to such Seller. The Parties shall reasonably cooperate with each other and provide such information as is reasonably requested to comply with tax reporting obligations arising from the transactions contemplated hereby.

8.2 Disclosure. Company may disclose this Agreement and its terms to the extent required to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of Nasdaq, including filing this Agreement as an exhibit.

8.3 No Consequential Damages. In no event shall the Parties be liable for any indirect, incidental, special, punitive, or consequential damages, including any loss of profits, loss of opportunity, or diminution in value of the Tokens; provided, however, that this limitation shall not apply to (i) any breach of the representations and warranties set forth in Section 2.1(g) (sanctions), Section 2.1(l) (KYC/AML), or Section 2.2(d) (Foundation sanctions), (ii) any Party’s gross negligence, willful misconduct, or fraud, or (iii) any indemnification obligations under Section 6.3.

8.4 Denial of Merger. None of the covenants, warranties, representations or undertakings given by any party to this Agreement shall be deemed to merge or be modified at the Closing Date by the carrying out of any transactions or by the doing of any act of things by any party pursuant to this Agreement with the intent that all such covenants, warranties, representations and undertakings shall continue to be fully binding and enforceable by any party against any other party to this Agreement after the Closing Date.

8.5 Denial of Waiver. No party shall be deemed to have waived any of its rights to enforce any of the terms of this Agreement or to make any claim in respect of any breach of this Agreement, unless such waiver is in writing signed by the party giving such waiver.

8.6 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties, provided that, notwithstanding the foregoing, amendments, extensions or releases of the Lock-Up provisions in Article III may be effected by the Company and Holders of a majority-in-interest of the securities then subject to such Lock-Up, and such amendments, extensions or releases shall apply to all such Holders on a pro rata basis.

8.7 Assignment. Neither party hereto may assign this Agreement without the written consent of the other.

8.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of law provisions thereof.

8.8.1 Dispute Resolution Procedures. Any dispute, controversy, or claim arising out of or relating to this Agreement, including the breach, termination, or validity thereof (each, a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section, which shall be the sole and exclusive procedures for the resolution of any such Dispute.

8.8.2 Negotiation. In the event of a Dispute, the parties shall first attempt in good faith to resolve such Dispute by negotiation between representatives of each party who have authority to settle the Dispute. Either party may initiate negotiation by providing written notice to the other party setting forth the subject of the Dispute and the relief requested. The parties shall meet within fifteen (15) days following delivery of such notice, at a mutually agreed upon time and place, and thereafter as often as the parties reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved within fifteen (15) days following the initial meeting, or if the parties fail to meet within fifteen (15) days following delivery of notice, either party may initiate arbitration as set forth below.

8.8.3 Arbitration. If a Dispute cannot be resolved through negotiation as set forth above, such Dispute shall be finally resolved by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”), except as modified herein. The arbitration shall be conducted before a panel of three (3) arbitrators, with each of the Company and the Foundation selecting one (1) arbitrator and the two (2) appointed arbitrators selecting the third arbitrator, who shall serve as the chair of the tribunal. If any arbitrator is not appointed within the time limits prescribed by the JAMS Rules, such arbitrator shall be appointed by JAMS in accordance with the JAMS Rules. The seat of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitrators shall have no authority to award punitive, exemplary, or consequential damages except to the extent such damages are expressly provided for in this Agreement. Judgment on the arbitral award may be entered in any court of competent jurisdiction.

8.8.4 Confidentiality. Unless otherwise required by applicable law, neither party nor any arbitrator may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of both parties, except as may be necessary to confirm, vacate, or enforce the award or as otherwise required by law.

8.8.5 Preliminary Relief. Notwithstanding anything to the contrary in this Section, either party may seek preliminary injunctive relief or other provisional judicial remedies from any court of competent jurisdiction if, in its sole judgment, such action is necessary to avoid irreparable harm or to preserve the status quo pending arbitration.

8.8.6 Consent to Jurisdiction of Specified Courts in Limited Circumstances. The Parties unconditionally and irrevocably consent to (a) the exclusive jurisdiction of the courts of the State of New York (the “Specified Courts”) in any action, suit or proceeding (an “Action”) for the enforcement of the arbitration agreement or any provisional remedies or relief, including a preliminary injunction, temporary restraining order, specific performance, attachment or other provisional, preliminary or temporary equitable relief and (b) the non-exclusive jurisdiction of the Specified Courts with respect to the enforcement of any award. Each of the Parties unconditionally and irrevocably agrees that it shall not bring any Action in any court other than the Specified Court.

8.8.7 Costs and Fees. Each party shall bear its own costs and attorneys’ fees incurred in connection with any arbitration under this Section; provided, however, that the arbitrators shall have the authority to award to the prevailing party, if any, reimbursement of its reasonable attorneys’ fees and costs if the arbitrators determine that the claims or defenses of the non-prevailing party were frivolous or brought in bad faith.

8.8.8 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

8.8.9  Class Action Waiver. Each party agrees that any Dispute shall be conducted solely on an individual basis and not as a class action, collective action, or representative action. The arbitrators shall have no authority to consolidate or join the claims of any other person or party or to conduct any arbitration on a class, collective, or representative basis.

8.9 Whole Agreement. This Agreement represents the whole agreement between the parties and no prior representation, understandings, arrangements or undertakings not expressly set out in this Agreement shall have any effect on the construction of the terms of this Agreement or be implied into this Agreement and each party expressly acknowledges to the other party that they have not relied on any such prior representations, understandings, arrangements or undertakings in deciding to enter into this Agreement on the terms herein contained.

8.10 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to Parties at the addresses set forth on the signature pages hereto.

8.11 Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be deemed original signatures for all purposes.

8.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Linkage Global Inc	Address for Notice:

By:
Name:	E-Mail:
Title:

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